SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         April 22, 2004

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, St. Paul, Minnesota		55102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, include area code: 651-293-2233

(Not applicable)
(Former name or former address, if changed from last report.)

Item 12.  Results of Operations and Financial Condition.

Subsequent to the Company’s earnings release on April 22, 2004 relating to the first quarter ended March 31, 2004, which release (including a Consolidated Balance Sheet) was furnished to the SEC on a Form 8-K dated April 22, 2004, Ecolab identified a $7,698,000 adjustment to Cash and Cash Equivalents, with a corresponding offset to Other Current Liabilities, and thus no impact to shareholder’s equity.  These items had no impact on the Consolidated Statement of Income and (i) have been properly reflected in the Consolidated Balance Sheet included as Exhibit (99) and incorporated by reference into this Form 8-K/A and (ii) will be properly reflected in the Consolidated Balance Sheet and Consolidated Statement of Cash Flows in the Company’s Form 10-Q for the quarter ended March 31, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

	By:	/s/Timothy P. Dordell
Timothy P. Dordell
Assistant Secretary

Date: May 5, 2004

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing

(99)	Consolidated Balance Sheet of Ecolab Inc. for the quarter ended March 31, 2004.	Filed herewith electronically.